Exhibit 99.1

NEWS

For Immediate Release

GLOBALSTAR ANNOUNCES RESULTS FOR FIRST QUARTER 2012 –
REPORTS CONTINUED GROWTH IN ADJUSTED EBITDA

Key Highlights:

•	Globalstar reports positive Adjusted EBITDA for the second consecutive quarter and a substantial increase over the same period in 2011
•	SPOT™ service revenue increases approximately 27 percent from the first quarter of 2011 to the first quarter of 2012
•	Globalstar continues deployment of new satellites and expects call connection rates for key markets to reach more than 80 percent this summer as four additional second-generation satellites are scheduled to be placed into service from May through July

Covington, LA. — (May 10, 2012) – Globalstar, Inc. (NASDAQ:GSAT) today announced its financial results for the three-month period ended March 31, 2012.

FINANCIAL RESULTS

	Three Months Ended March 31
	2012	2011
	(in thousands)

Revenue	$16,738	$18,254
Adjusted EBITDA (1)	1,362	(2,520)

(1) Refer to definition of Adjusted EBITDA later in this release and a reconciliation of Adjusted EBITDA to net loss for the periods.

Revenue

Globalstar reported revenue of $16.7 million in the first quarter of 2012 compared to $18.3 million in the first quarter of 2011. Excluding one-time nonrecurring revenue of $2.0 million from the termination of the Company’s Open Range partnership recognized in the first quarter of 2011, revenue increased by $0.5 million, or 3 percent, in the first quarter of 2012.

The primary driver of the revenue increase in 2012 was SPOT service revenue, which grew by $1.1 million, or 27 percent, in the first quarter of 2012 compared to 2011. As expected, Duplex service revenue was lower in the first quarter of 2012 compared to the same period in 2011, but was in line with revenue in the last quarter of 2011. The Company anticipates Duplex revenue growth later this year as additional second-generation satellites are scheduled to be placed into service.

The Company expects call connection rates in key markets to increase substantially in the near-term as four new second-generation satellites are scheduled to be placed into service over the next three months. With these additional satellites in operation, call connection rates are anticipated to increase to over 80 percent by August. The Company projects further increases as additional satellites are placed into service throughout the remainder of the year. The Company expects increasing service levels to drive both usage and new subscriber additions.

Revenue from subscriber equipment sales in the first quarter of 2012 was $4.1 million, substantially unchanged from the same period in 2011.

Adjusted EBITDA

Globalstar reported positive Adjusted EBITDA of $1.4 million for the first quarter of 2012 compared to negative Adjusted EBITDA of $2.5 million in the same period in 2011. This represented an increase of $3.9 million over the first quarter of 2011. The improvement in Adjusted EBITDA resulted from an increase in revenue of $0.5 million (excluding the one-time nonrecurring revenue from the termination of the Company’s Open Range partnership) and a decrease in operating expenses of $3.4 million (excluding EBITDA adjustments). The decrease of approximately 21 percent in operating expenses was due largely to the implementation of a more focused business strategy, as well as the continuation of operational improvements and streamlining initiatives introduced in late 2011. The Company reported expense reductions in the quarter throughout its major operating areas.

Net Loss

The Company reported a net loss of $24.5 million for the current quarter, compared to a net loss of $6.5 million in the first quarter of 2011, primarily due to an increase of $4.1 million in depreciation expense and a noncash derivative loss of $6.5 million compared to a derivative gain of $6.4 million in the same period in 2011. The higher depreciation charges resulted from the Company placing additional second-generation satellites into service over the last 12 months. The derivative loss resulted primarily from an increase in the Company’s stock price in the first quarter of 2012. Interest expense was also higher in the first quarter of 2012 compared to the same period in 2011 due to a reduction in capitalized interest.

* * * * * *

“Overall we are pleased with the results for the quarter. Revenue for the quarter was in line with our expectations, while Adjusted EBITDA exceeded our internal forecasted results” said Jay Monroe, Chairman and CEO of Globalstar, Inc. “We are working hard to translate our significantly improved service quality into Duplex sales growth and improved margins, while maintaining the cost discipline we put in place in late 2011. We continue to believe that we will experience positive revenue growth in the second half of the year.”

OPERATIONS AND OTHER MATTERS

Other items of interest in the quarter include the following:

•	SPOT service revenue during the first quarter was approximately $5.3 million, an increase of approximately 27 percent compared to the same period in 2011. Due to the continued success of Globalstar’s SPOT Satellite GPS Messenger™ and related consumer products since their introduction in November 2007, Globalstar has received orders to ship over 370,000 SPOT retail devices to over 10,000 points of distribution in North America, Europe, Latin America, Australia and Southeast Asia. The award-winning devices have also been responsible for the initiation of more than 1,800 rescues around the world.

•	During the quarter Globalstar solidified its long-term supply chain for its SPOT and Simplex data-based asset tracking devices by completing the transition to new contract manufacturers. Previously announced shipment delays of SPOT devices, which negatively impacted hardware revenue early in the quarter, were largely resolved by the end of March.

•	During the first quarter, Globalstar continued to deploy its second-generation satellites and witnessed increased voice and data traffic on the network. Subscribers can expect further significant improvements in network coverage and service reliability throughout the remainder of 2012 as additional satellites are placed into service. The Company anticipates the fourth launch of the last six satellites for the second half of 2012, as Globalstar remains on track to become the first MSS provider to launch, deploy and utilize a second-generation constellation of LEO satellites to service new and existing customers around the world.

•	As announced in March 2012, Globalstar obtained an amendment to its COFACE Facility Agreement which, among other things, deferred the beginning of the repayment period by approximately one year to the second quarter of 2013. This amendment significantly improves the Company's liquidity position in 2012 and beyond.

•	During the quarter, ADS-B Technologies, LLC (ADS-B Tech) continued development of its ALAS Next Generation Air Traffic Surveillance product (ALAS). ALAS utilizes the Globalstar satellite network to provide real-time aircraft surveillance data from remote areas where a conventional line of sight connection to a terrestrial ADS-B ground station is not possible or impractical. In April, ADS-B Tech successfully demonstrated the capability of the system verifying the feasibility of space-based air traffic surveillance using Globalstar’s constellation of LEO satellites. Globalstar is pleased with the recent test results and the global revenue opportunity such an air traffic management system represents. Globalstar’s unique “bent-pipe” architecture and global network of ground stations provides the only satellite network that can handle the air traffic surveillance data both reliably and with no latency concerns.

•	Globalstar enthusiastically supported recommended actions by the U.S. Federal Communications Commission (FCC) regarding the proposed development of terrestrial broadband services utilizing the MSS 2 GHz band. The FCC further stated that it intends to address issues pertaining to the ATC rules for Globalstar’s Big LEO band in a separate proceeding at a later date. Mr. Monroe added, “As Globalstar completes the launch and deployment of its second-generation constellation, we look forward to participating in that future proceeding and anticipate receiving similar flexibility to offer terrestrial services within the Big LEO spectrum band.”

* * * * * *

Conference Call Note

The earnings conference call scheduled for today, May 10, 2012 at 5:00 p.m. Eastern Time, will discuss the first-quarter results for 2012.

Details are as follows:
Earnings Call:	Dial: 800.659.2037 (US and Canada), 617.614.2713 (International) and participant pass code 59674846

Audio Replay:	A replay of the earnings call will be available for a limited time and can be heard after 7:00 p.m. ET on May 10, 2012. Dial: 888.286.8010 (US and Canada), 617.801.6888 (International) and pass code 38733658

About Globalstar, Inc. Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial customers and recreational consumers in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems, flexible airtime service packages and the SPOT family of mobile satellite consumer products including the SPOT Satellite GPS Messenger™. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

###

For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

Dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains certain statements such as, “The Company expects call connection rates in key markets to increase substantially in the near-term as four new second-generation satellites are scheduled to be placed into service over the next three months,” that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding our ability to develop and expand our business, our anticipated capital spending (including for future satellite procurements and launches), our ability to manage costs, our ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in our industry on us and our competitors, our anticipated future revenues, our anticipated financial resources, our expectations about the future operational performance of our satellites (including their projected operational lives), the expected strength of and growth prospects for our existing customers and the markets that we serve, commercial acceptance of our new Simplex products, including our SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by us or by independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

GLOBALSTAR, INC.

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(Dollars in thousands)

(unaudited)

	Three Months Ended March 31
	2012	2011

Net loss	$(24,525)	$(6,466)

Interest and derivative (gain) loss	9,570	(5,223)
Income tax (benefit) expense	157	108
Depreciation, amortization, and accretion	14,735	10,611
EBITDA	(63)	(970)

Reduction in the value of long-lived assets and inventory	328	376
Stock compensation	338	693
Research and development	115	469
Severance	43	66
Foreign exchange and other	(132)	(1,178)
Revenue recognized from Open Range lease termination	-	(1,976)
Thales arbitration expenses	733	-
Adjusted EBITDA (1)	$1,362	$(2,520)

(1)	EBITDA represents earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, R&D costs associated with the development of new consumer products, and certain other significant charges. Management uses Adjusted EBITDA in order to manage the Company’s business and to compare its results more closely to the results of its peers. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to GAAP measurements, such as net income. These terms, as defined by us, may not be comparable to a similarly titled measures used by other companies.

The Company uses Adjusted EBITDA as a supplemental measurement of its operating performance because, by eliminating interest, taxes and the non-cash items of depreciation and amortization, the Company believes it best reflects changes across time in the Company’s performance, including the effects of pricing, cost control and other operational decisions.  The Company’s management uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget.  The Company believes that Adjusted EBITDA also is useful to investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, Adjusted EBITDA does not include interest expense on borrowed money or depreciation expense on our capital assets or the payment of income taxes, which are necessary elements of the Company’s operations.  Because Adjusted EBITDA does not account for these expenses, its utility as a measure of the Company’s operating performance has material limitations.  Because of these limitations, the Company’s management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income, revenues and operating profit, to measure operating performance.

GLOBALSTAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31
	2012	2011
Revenues:
Service revenues	$12,627	$14,199
Subscriber equipment sales	4,111	4,055
Total revenue	16,738	18,254
Operating expenses:
Cost of services (exclusive of depreciation, amortization, and accretion shown separately below)	5,360	7,061
Cost of subscriber equipment sales	2,723	2,783
Cost of subscriber equipment sales - reduction in the value of inventory	249	91
Reduction in the value of long-lived assets	79	285
Marketing, general, and administrative	8,522	10,183
Depreciation, amortization, and accretion	14,735	10,611
Total operating expenses	31,668	31,014
Loss from operations	(14,930)	(12,760)
Other income (expense):
Interest income and expense, net of amounts capitalized	(3,050)	(1,212)
Derivative gain (loss)	(6,520)	6,435
Other	132	1,179
Total other income (expense)	(9,438)	6,402
Loss before income taxes	(24,368)	(6,358)
Income tax expense	157	108
Net loss	$(24,525)	$(6,466)

Loss per common share:
Basic	$(0.07)	$(0.02)
Diluted	(0.07)	(0.02)

Weighted-average shares outstanding
Basic	357,418	293,053
Diluted	357,418	293,053

GLOBALSTAR, INC.

SCHEDULE OF SELECTED OPERATING METRICS

(Dollars in thousands, except subscriber and ARPU data)

(unaudited)

	Three Months Ended March 31
	2012		2011
	Service	Equipment	Service	Equipment
Revenue
Duplex	$4,200	$545	$5,109	$614
SPOT	5,311	947	4,167	1,644
Simplex	1,310	2,030	1,221	1,179
IGO	187	231	358	400
Other	1,619	358	3,344	218
	$12,627	$4,111	$14,199	$4,055

Average Subscribers
Duplex	91,207		95,483
SPOT	206,530		157,261
Simplex	144,177		131,903
IGO	42,982		50,891

ARPU (1)
Duplex	$15.35		$17.83
SPOT	8.57		8.83
Simplex	3.03		3.09
IGO	1.45		2.34

(1)	Average monthly revenue per unit (ARPU) measures service revenues per month divided by the average number of subscribers during that month. Average monthly revenue per unit as so defined may not be similar to average monthly revenue per unit as defined by other companies in the Company’s industry, is not a measurement under GAAP and should be considered in addition to, but not as a substitute for, the information contained in the Company’s statement of income. The Company believes that average monthly revenue per unit provides useful information concerning the appeal of its rate plans and service offerings and its performance in attracting and retaining high value customers.